EXHIBIT 10.16

OPTION AWARD AGREEMENT

Issued Pursuant to the
Barnes & Noble Education, Inc. Amended and Restated Equity Incentive Plan
THIS OPTION AGREEMENT (“Agreement”), effective as of the grant date (the “Grant Date”) set forth in the attached Option Award Certificate (the “Certificate”), represents the grant of a nonqualified option (“Option”) by Barnes & Noble Education, Inc. (the “Company”), to the person named in the Certificate (the “Participant”), subject to the terms and conditions set forth below, the Certificate, and the provisions of the Barnes & Noble Education, Inc. Amended and Restated Equity Incentive Plan, as it may be amended from time to time (the “Plan”). The Option granted hereby is not intended to be an “incentive stock option” as such term is described in Section 5.7 of the Plan.
All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Grant of Option.  The Company hereby grants to the Participant an Option to purchase the number of Shares set forth in the Certificate, at the stated Option Price per Share, which is one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.
2.Option Term.  The term of this Option begins as of the Grant Date and continues through the Date of Expiration as specified in the Certificate (the “Expiration Date”), unless sooner terminated or extended in accordance with the terms of this Agreement.
3.Vesting Period:  (a)  In General.  Subject to the terms of this Agreement and the Plan, this Option shall vest and be exercisable as indicated in the Certificate.  For the specified vesting to occur on any vesting date set forth therein, the Participant must be continuously employed by or serving as a Director of the Company or any of its Affiliates from the Grant Date through such vesting date.
(b)  Vesting.  Except as set forth in Section 14 hereof, in no event shall the Participant have any rights to exercise any portion of this Option granted hereunder:  (i) prior to the date such portion vests pursuant to the Vesting Schedule set forth in the Certificate; or (ii) with respect to any partial Share.
4.Exercise.  The Participant, or the Participant’s Permitted Assignee (as defined below) or, in the case of the Participant’s death, the Participant’s estate, or in the case of the Participant’s disability, the Participant’s guardian or legal representative, may exercise this Option to the extent vested (as provided in Sections 3 and 7 hereof) at any time prior to the termination of this Option as provided in Sections 2 and 7 hereof and Section 12.11 of the Plan.
5.How to Exercise.  Once vested, the Options hereby granted shall be exercised by written notice to the Committee or such other administrator appointed by the Committee, specifying the number of Shares subject to this Option that Participant desires to exercise.  Payment for the Shares purchased pursuant to the exercise of the Options hereby granted shall be made in the manner set forth in Section 5.5 of the Plan, subject to any consents or approvals required thereunder.
6.Nontransferability.  (a)  In General.  Except as may be provided in clause (b), below, this Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except as provided in the Plan.  No assignment or transfer of this Option in violation of this Section 6, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever.

(b)  Transfers With The Consent of the Committee.  With the consent of the Committee, the Options granted hereby may be transferred by the Participant to the Participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the Participant’s spouse, domestic partner and/or children or in which the Participant is a beneficiary or partner) (each transferee thereof, a “Permitted Assignee”); provided, however, that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and this Agreement relating to the transferred Options and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  Notwithstanding the foregoing, in no event shall the Options (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s stockholders.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 6(b).
7.Termination.  (a)  Termination for Cause.  In the event of the termination of the Participant’s employment or Directorship for cause, this Option and all rights granted hereunder shall be forfeited and deemed cancelled and no longer exercisable on the date of such termination, unless the Committee determines otherwise.  For purposes of this Agreement, the term “cause” shall be defined as actions by the Participant that constitute malfeasance.  Malfeasance includes, but is not limited to, the Participant engaging in fraud, dishonest conduct or other criminal conduct.  A determination of cause shall be made in the sole discretion of the Company’s management, subject to review by the Chairman of the Board.  The Board shall, upon request of the Participant, review the decision of whether the Participant has been discharged, released or terminated for cause and the Board shall confirm, modify or reverse such determination in its sole discretion.
(b)  Termination Without Cause.  Unless otherwise determined by the Committee, in the event of the termination of the Participant’s employment or Directorship other than for cause or other than as a result of the Participant’s death or disability, this Option and all rights granted hereunder shall be forfeited and deemed cancelled and no longer exercisable on the 90th day after the date of such termination; provided, however, that (i) in no instance may the term of this Option, as so extended, exceed the Expiration Date, and (ii) only Options not previously expired or exercised, to the extent vested and exercisable on the date of termination, shall be exercisable (i.e., no vesting shall occur during the aforementioned 90-day post-termination period).

(c)  Death.  In the event the Participant dies while employed by or serving as a Director of the Company or any of its Affiliates, any Options held by the Participant (or his or her Permitted Assignee) and not previously expired or exercised shall, to the extent vested and exercisable on the date of death, be exercisable by the estate of the Participant or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee, at any time within one year after the death of the Participant, whether such one-year anniversary is before or after the Expiration Date, unless earlier terminated pursuant to its terms.  References in this Agreement to a Participant shall include any person who acquired Options from such Participant by bequest or inheritance.

(d)  Disability.  In the event the Participant ceases to perform services of any kind (whether as an employee or Director) for the Company or any of its Affiliates due to permanent and total disability, the Participant, or his guardian or legal representative, or a Permitted Assignee, shall have the unqualified right to exercise any Options that have not been previously exercised or expired and which the Participant was eligible to exercise as of the first date of permanent and total disability (as determined in the sole discretion of the Committee), at any time within one year after the first date of permanent and total disability, whether such one-year anniversary is before or after the Expiration Date, unless earlier terminated pursuant to its terms.  For purposes of this Agreement, the term “permanent and total disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee.  Notwithstanding anything to the contrary set forth herein, the Committee shall determine, in its sole and absolute discretion, (1) whether the Participant has ceased to perform services of any kind due to a permanent and total disability and, if so, (2) the first date of such permanent and total disability.

8.Recoupment. The Committee may, in its sole discretion, direct that the Option be cancelled or that the Company recoup, and upon demand by the Company, the Participant agrees to return to the Company, any gain realized under a previously paid Performance Share if (a) the Participant, without the consent of the Company, while employed by or providing services to the Company or any of its Affiliates, (i) violates a non-competition, non-solicitation or non-disclosure agreement, (ii) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or (iii) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to the Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the Option or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time or (b) if a financial restatement reduces the amount that would have been earned under such Option. The amount to be recouped shall be determined by the Committee in its sole discretion but shall not exceed the Fair Market Value of the shares underlying the Option that vested under this Agreement. If after a demand for recoupment under this Section 8, the Participant fails to return any amount paid by the Company, the Participant acknowledges that the Company has the right to effect the recovery of the amount paid and the amount of its court costs, attorneys’ fees and other costs and expenses incurred in connection with enforcing this Agreement.
9.Administration.  (a) Generally. This Agreement and the rights of the Participant hereunder and under the Certificate are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, this Agreement and the Certificate, all of which shall be binding upon the Participant and Permitted Assignees. Any inconsistency between this Agreement or the Certificate (on the one hand) and the Plan (on the other hand) shall be resolved in favor of the Plan.
(b) Conflicts. The order of precedence as between the Plan, this Agreement or the Certificate, and any written employment agreement between the Participant and the Company shall be as follows: If there is any inconsistency between (i) the terms of this Agreement or the Certificate (on the one hand) and the terms of the Plan (on the other hand); or (ii) any such written employment agreement (on the one hand) and the terms of the Plan (on the other hand), the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement, the Certificate or the written employment agreement (as the case may be). If there is any inconsistency between the terms of this Agreement or the Certificate (on the one hand) and the terms of Participant’s written employment agreement, if any (on the other hand), the terms of this Agreement or the Certificate (as the case may be) shall completely supersede and replace the conflicting terms of the written employment agreement unless such written employment agreement was approved by the Committee, in which event such written employment agreement shall completely supersede and replace the conflicting terms of this Agreement or the Certificate (as the case may be).
10.Adjustments.  The number of Shares subject to this Option, and the Option Price, shall be subject to adjustment in accordance with Section 11.2 of the Plan.
11.Exclusion from Other Computations. By acceptance of the Option granted hereunder, the Participant hereby agrees that any income or gain realized upon the receipt of the Option, or upon disposition of any Shares received upon exercise, is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as “wages,” “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus, severance or deferred compensation plan of the Company or any of its Affiliates.
12.Withholding Taxes.  The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participant (or a Permitted Assignee), or otherwise require the Participant (or Permitted Assignee) to pay, any Federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld by law or regulations (“Withholding Taxes”) arising as a result of the grant of any Award, exercise of an Option, or any other taxable event occurring pursuant to the Plan, this Agreement or the Certificate.  In satisfaction of the requirement to pay Withholding Taxes, unless the Participant (or Permitted Assignee) elects in writing otherwise, the Company may withhold a portion of any Shares then issuable to the Participant (or Permitted Assignee) pursuant to this Option.  If, notwithstanding the foregoing, the Participant (or Permitted Assignee) shall fail to actually or constructively make such tax payments as are required, the Company (or its Affiliates) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such Withholding Taxes.  In satisfaction of the requirement to pay Withholding Taxes, the Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to tender other Shares to the Company having an aggregate Fair Market Value equal to the amount of such Withholding Taxes, either by actual delivery or attestation, in the sole discretion of the Committee, provided that, except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant (or Permitted Assignee) for at least six (6) months prior to their tender (or such lesser period as may be required to avoid adverse accounting consequences) to satisfy the Option Price or have been purchased on the open market.
13.Registration; Legend.  The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any Federal or state law, rule or regulation as the Company shall determine to be necessary or advisable.  The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.
The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE AND OTHER LIMITATIONS AND RESTRICTIONS AS SET FORTH IN A PERFORMANCE-BASED STOCK UNIT AWARD AGREEMENT ON FILE WITH THE COMPANY. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.
14.Change of Control.  ( In the event of the occurrence of a Change of Control of the Company, the Option shall be treated in accordance with Article 10 of the Plan.
(b)    Notwithstanding the foregoing, in the event of a termination of the Participant’s employment by the successor company within 24 months following such Change of Control, the Option granted hereunder or any award substituted therefor held by the Participant at the time of the Change of Control shall vest as of the day immediately preceding the date of termination and be exercisable until the earlier of (i) the 90th day after termination and (ii) the Expiration Date unless the termination was made by the successor company for cause.For purposes of this Agreement, “cause” shall mean either (i) material failure by the Participant to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the Participant failed to cure such breach or failure to the Company’s reasonable satisfaction within five days after receiving such written notice; or (ii) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

15. Miscellaneous.
(a)    No Right to Employment. Neither this Agreement nor the Certificate shall confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement or the Certificate interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
(b)    Successors. All obligations of the Company under the Plan, this Agreement and the Certificate, with respect to the Option granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
(c)    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(d)    Consent to Board or Committee Action. By accepting this grant of the Option, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
(e)    Amendment. The Committee may, with the consent of the Participant, at any time or from time to time amend the terms and conditions of this grant of the Option. In addition, the Committee may at any time or from time to time amend the terms and conditions of this grant of the Option in accordance with the Plan.
(f)    Governmental Approvals. This Agreement and the Certificate shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(g)    Governing Law. To the extent not preempted by federal law, this Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware.
(h)    Waiver of Trial by Jury. The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the Plan, this Agreement or the Certificate.
(i)    Exculpation. The Option granted hereunder and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf and not by any person individually. None of the Directors, officers or stockholders of the Company nor the Directors, officers or stockholders of any Affiliate of the Company shall have any personal liability hereunder or thereunder. The Participant shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of the Option granted hereunder and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or any of the Directors, officers or stockholders of any Affiliate, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Option granted hereunder.
(j)    Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
(k)    Notices. Any notice that either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid or overnight courier, addressed as follows: if to the Company, at its office at 120 Mountain View Blvd, Basking Ridge, NJ 07920, Attn:

Human Resources, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on the Certificate, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.